EXHIBIT 99


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                              FIRST FEDERAL FLORIDA

                                  NEWS RELEASE

                                 205 East Orange Street, Lakeland, Florida 33801
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For Immediate Release                                Contact:  Ms. Terry Jameson
                                                       (941) 688-6811, ext. 1461

         April 5, 1999



                    MEMBERS OF FIRST FEDERAL FLORIDA APPROVE
                        REORGANIZATION AND STOCK OFFERING


         Lakeland, Florida ....First Federal Florida announced that on March 29,
         1999 it received the approval of its members to reorganize into the two-tier mutual holding company structure and sell 47 percent of the stock of the mid-tier stock holding company, FloridaFirst Bancorp, to the public. The offering was oversubscribed in the first preference category, persons with deposit accounts on June 30, 1997. First Federal is in the process of allocating shares among those persons. Except for First Federal's employee stock ownership plan, no persons ordering stock in any other preference category will receive shares.

                  The stock will trade on the NASDAQ National Market under the symbol "FFBK." First Federal anticipates that trading will commence on Wednesday, April 7, 1999. For further information call (941) 802-1356.

                                      -END-